Exhibit 99.1
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
2010 GLOBAL LOSS TRIANGLES

Global Loss Development Triangle Cautionary Language
     This report is for informational purposes only and is current only as of December 31, 2010. Allied World Assurance Company Holdings, AG (“Allied World”, the “Company”, “we”, “us” or “our”) is under no obligation (and expressly disclaims any such obligation) to update or revise this report, whether as a result of new information, future events or otherwise. Nothing contained in this report is or should be relied upon as a promise or representation as to the future. Although the loss development patterns disclosed in this report are an important factor in the process used to estimate loss reserve requirements, they are not the only factors considered in establishing reserves. The process for establishing reserves is subject to considerable variability and requires the use of informed estimates and judgments. Important details, such as specific loss development expectations for particular contracts, years or events, cannot be developed solely by analyzing the information provided in this report. In addition to analyzing loss development data, management incorporates additional information into the reserving process, such as pricing for insurance and reinsurance products as well as current market conditions. Readers must keep these and other qualifications more fully described in this report in mind when reviewing this information. Information presented in this report may differ materially from that reported in the Company’s financial statements prepared in accordance with accounting principles generally accepted in the United States due to differences in foreign exchange rates, exclusions, the impact of premium adjustments and other adjustments. This report is a supplement to the Company’s financial disclosures and represents the second publishing of our Global Loss Triangles. This report should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the U.S. Securities and Exchange Commission (the “SEC”). This report shall not be incorporated by reference into any on the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Cautionary Statement Regarding Forward-Looking Statements
     Any forward-looking statements made in this report reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the Company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
2010 GLOBAL LOSS TRIANGLES

I. EXECUTIVE SUMMARY
     Overview
     A critical component of financial reporting for insurance and reinsurance companies is to accurately estimate potential losses and associated loss expenses on risks that have been insured or reinsured. This report is Allied World’s release of its Global Loss Triangles (“GLTs”) as of December 31, 2010. For your convenience, we have included a glossary beginning on page 39 of selected insurance and reinsurance terms.
     We establish a reserve for losses and loss expenses to cover our estimated liability for the payment of all losses and loss expenses incurred with respect to earned premiums on the policies and treaties that we write. This reserve is a balance sheet liability representing estimates of losses and loss expenses we are required to pay for insured or reinsured claims that have occurred as of or before the balance sheet date.
     The process of establishing loss reserves can be complex and is subject to considerable variability as it requires the use of judgment regarding numerous items, including future litigation trends, future inflation trends, new laws and regulations, attachment points and timing of payments. Actuarial estimates of these reserves are subject to potential errors of estimation, which could be significant, as they are based upon the outcomes of future events. The estimates are even more difficult for a company such as Allied World, as many of our casualty lines of business have relatively high attachment points (often exceeding $100 million) and relatively high net limits (with $25 million being a typical maximum). Those characteristics make some of our casualty lines subject to claims that are very low in frequency (the number of actual claims), but very high in severity (the average claim size). The combination of low frequency and high severity exacerbates the difficulty in establishing loss reserves for Allied World. Loss reserves may vary considerably from prior estimates. We caution that an attempt to evaluate our loss reserves using exclusively the data presented in this report could be misleading.
     The reserve for losses and loss expenses is comprised of two main elements: outstanding loss reserves, also known as “case reserves,” and reserves for losses incurred but not reported (“IBNR”). Outstanding loss reserves relate to known claims and represent management’s best estimate of the likely loss settlement cost. Thus, there is a significant amount of estimation involved in determining the likely loss payment. IBNR reserves require judgment because they relate primarily to unreported events that, based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to have occurred and are reasonably likely to result in a loss to the Company. IBNR reserves also relate to estimated development of reported events that based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to reach our attachment point and are reasonably likely to result in a loss to the Company.
     IBNR is the estimated liability for (1) claims that have occurred but have not yet been reported as well as (2) changes in the values of claims that have been reported to us but are not yet settled. Each claim is settled individually based upon its merits and it is not unusual for a claim to take years after being reported to settle, especially if legal action is involved. As a result, reserves for losses and loss expenses include significant estimates for IBNR reserves.
     The reserve for IBNR is estimated by management for each line of business based on various factors, including underwriters’ expectations about loss experience, actuarial analysis, comparisons with the results of industry benchmarks and loss experience to date. The reserve for IBNR is calculated as the ultimate amount of losses and loss expenses less cumulative paid losses and loss expenses and case reserves. Our actuaries employ generally accepted actuarial methodologies to determine estimated ultimate loss reserves.
     When estimating IBNR reserves, we segregate the Company’s insurance and reinsurance loss and exposure data into over 70 classes in total. Within each class, the business is further segregated by treaty year, accident year or report year. Professional liability and healthcare lines of business are reviewed on a report year basis due to the claims-made nature of the underlying contracts. Our general casualty insurance business is a mixture of claims-made and loss-occurring contracts. Since the Company’s formation in November 2001, 57% of our gross earned premiums and 55% of our net earned premiums have been associated with occurrence policies for our general casualty insurance business.
     Generally, initial actuarial estimates of IBNR reserves not related to a single event (such as a catastrophe) are based upon the expected loss ratio method applied to each class of business. Actual paid losses and case reserves are subtracted from the expected ultimate losses to derive the IBNR reserves. The initial expected loss ratio used in the expected loss ratio method involve managerial judgments and are based upon historical information for the class of business, which includes historic loss ratios, market conditions, changes in pricing, policy terms and conditions, peer analysis, underwriting changes, changes in claims emergence and other factors that may influence expected ultimate losses. Over time, the actuarial estimates for our non-property lines of business generally become a blend of the Bornhuetter-Ferguson reported loss method (the “B-F method”) and the expected loss ratio method. The B-F method incorporates actual reported loss data and expected unreported losses, which is a function of the initial expected loss ratio and the expected loss emergence pattern, to determine an estimate of ultimate losses. The B-F method is often appropriate for lines of business where there is limited actual loss data and/or a relatively less stable pattern of loss emergence. For additional details on the B-F method, see “IV. Selected Excerpts from Allied World’s 2010 10-K Disclosure — Expected Loss Ratio Method” and “— B-F Method.”
     These actuarial methods may be inappropriate for lines of business with very low frequency and high severity and in certain specific situations, such as catastrophe losses. In such situations, specific knowledge of the open claims, the underlying exposures, ceded reinsurance, litigation trends, the types of coverages involved and the changes in the frequency or severity of the claim may be used to establish reserves.
     Multiple estimates of ultimate losses using a variety of actuarial methods are calculated for many of our classes of business for each year of loss experience. Our actuaries review each class of business and each year of loss experience and determine the most appropriate point estimate based upon the characteristics of the particular class of business and other relevant factors as described above. Once our actuaries make their determination of the most appropriate point estimate for each class of business and for each year of loss experience, both gross and net of reinsurance, this information is aggregated and presented to management for consideration in establishing the recorded reserves for losses and loss expenses.
     Limitations of the Reserving Processes
     Reserving actuaries, especially in personal lines and mid-market commercial lines companies, often employ standard actuarial loss development methods to project ultimate losses from triangles of paid and reported losses. These methods rely on an assumption that losses develop consistently from one year to the next, and for the expected loss ratio and B-F methods, on the assumption that an initial expected loss ratio and expected emergence pattern can be accurately selected. However, Allied World writes complex lines of business, including excess casualty insurance and reinsurance, which often do not have the consistent patterns of reported losses that personal lines and mid-market commercial lines companies do.
     Projections of ultimate losses require a significant amount of estimation and judgment based on a variety of factors. We strongly caution against any assumption that standard loss projection techniques applied mechanically can alone be used to estimate ultimate losses for our data as the outcome of such a simplistic approach would lead to misleading results and inaccurate conclusions. Reasons to avoid simplistic projections include:
•	Allied World has only been in existence since November 2001 and many of our GLTs lack sufficient actuarial credibility to project ultimate losses and do not have the history to accurately estimate the development of losses beyond nine years.

•	Allied World acquired Darwin Professional Underwriters, Inc. and its subsidiaries (“Darwin”) in October 2008. The loss triangles from Darwin have been merged into Allied World’s GLTs. However, it is likely that the historical loss emergence patterns from the Darwin business are substantially different from the historical loss patterns of the business written by Allied World due to different attachment point profiles, different policy forms (nearly all Darwin policies are claims-made) and differing claims department philosophies.

•	As many of our casualty lines can have relatively low frequency and relatively high severity losses, the absence or emergence of only a few losses can distort our paid and reported GLTs.

•	Our U.S. direct insurance business has been generally growing faster than our international direct insurance business. The difference in the business mix between these two insurance businesses and the lower attachment point profile of the U.S. business can cause historical loss development not to be appropriate for future loss development.

•	Some of our largest reinsurance treaties have special characteristics, such as loss corridors, annual aggregate deductibles or swing-rated premiums that cannot be considered in a simplistic aggregate projection.

•	We have had changes in our underwriting philosophy over time, exiting or paring back some classes of business and in other classes changing coverage terms and conditions.

•	Losses develop differently for different classes of business. The aim of the GLTs contained herein is to present our loss development experience in an informative format, while protecting proprietary Company information. Accordingly, we do not show our 70+ reserving classes, but rather have aggregated them into nine classes, which represent different geographies, pricing environments, legislative climates and policy forms and which will not be as homogeneous as our actual reserving classes would be if reported individually.

•	Paid loss development patterns are considerably longer than the corresponding reported loss development patterns and can produce for many of our classes of business extremely volatile indications, particularly within the first several years of development.

•	For several classes of business, pricing conditions have changed in recent years. The extrapolation of losses and loss expense ratios from prior periods to current periods would not be appropriate.
     In addition to these factors, the global credit crisis and the effects of inflation (as discussed in more detail below) could adversely impact our ultimate losses and cause our projections and judgments regarding our expected loss reserves to differ materially from the ultimate losses we may incur.
     Global Credit Crisis — Worldwide financial and housing markets have experienced extreme volatility and disruption in recent years. As a result of the global credit crisis, the following reserving classes have been impacted:
•	direct insurance professional liability lines (primarily the 2007 and 2008 report years), and

•	reinsurance professional liability lines (primarily the 2006 through 2008 treaty years).
     There continue to be relatively high levels of uncertainty around the ultimate losses for the years referenced. This is mainly attributable to the higher volume of reported claims and the higher proportion of open claims for these years compared to earlier years at the same stage of development. In addition, these reported claims have caused higher reported losses and ALAE ratios for these years compared to earlier years at similar stages of development. As a result, the ultimate loss development patterns on these years may differ from prior years. The uncertainty is increased by the fact that we have relatively high average attachment points for many of these potential credit crisis-related claims for our direct insurance business and by the fact that we often provide D&O side A cover, for which we are required to provide coverage to directors and officer for claims alleging negligence or malfeasance if such claims are not indemnified by the insured.
     Our reserves for these lines of business are based on a detailed analysis of all open claims that considers attachment points, exposed limits, coverage provided and litigation trends as well as quarterly, in-depth discussions with members of our claims department and underwriting staff.
     Inflation — Losses and loss expense reserves can be impacted by social and judicial inflation. Higher than expected inflation can negatively impact the costs of claims as it may cause an increase in frequency (the number of actual claims) and severity (the average claim size). Though our reserving techniques factor in inflation through the use of expected loss ratios derived from our pricing models, which consider the effects of inflation, and through the use of industry loss development patterns that go back as far as 1984, losses and loss expense reserves can be impacted by unexpected changes in inflation rates. We do not explicitly account for excessive inflation in our reserves.
     Treaty Year Projections
     Data organized by treaty year assigns claims and premiums to the year in which the assumed reinsurance contract incepted. As such, a treaty year may cover claims spanning several accident years. This has two primary implications for estimating ultimate loss reserves. First, the payment and reporting patterns are generally slower to develop than for the data presented by accident year or report year. This means that it is even more critical that premium-based reserving methods, such as the expected loss ratio method or the B-F method, are used for the more recent years rather than loss development methods that can be distorted by small movements in actual paid or reported loss activity due to the application of large loss development factors. Second, treaty years for which premium is not fully earned require an adjustment to the indicated reserves to reflect only the portion of the ultimate treaty year losses that are associated with losses that have occurred prior to the evaluation date. This is typically done by developing an ultimate loss ratio estimate for the full treaty year and applying this loss ratio to the earned premiums from the treaty year.

II. RECONCILIATION OF GLOBAL LOSS TRIANGLES TO DECEMBER 31, 2010 FINANCIAL STATEMENTS
     The tables below provide a reconciliation of our presented GLTs to our audited financial statements as of and for the year ended December 31, 2009 and 2010, respectively.
(Expressed in U.S. dollars in thousands)
Paid Losses and Paid LAE in 2009 Calendar Year

Consolidated GLTs — net paid losses and ALAE[1]	$391,719
Paid losses and paid ALAE from excluded catastrophes	51,281
Paid ULAE	14,903
Foreign exchange and other	318

Paid losses and paid LAE in 2009 calendar year per 10-K	$458,221

Paid Losses and Paid LAE in 2010 Calendar Year

Consolidated GLTs — net paid losses and ALAE[1]	$525,004
Paid losses and paid ALAE from excluded catastrophes	51,835
Paid ULAE	19,219
Foreign exchange and other	677

Paid losses and paid LAE in 2010 calendar year per 10-K	$596,734

Incurred Losses and Incurred LAE in 2009 Calendar Year

Consolidated GLTs — net reported losses and ALAE[1]	$496,443
Reported losses and reported ALAE from excluded catastrophes	18,614
Reported ULAE	14,903
Change in IBNR	69,886
Foreign exchange and other	4,214

Incurred losses and incurred LAE in 2009 calendar year per 10-K	$604,060

Incurred Losses and Incurred LAE in 2010 Calendar Year

Consolidated GLTs — net reported losses and ALAE[1]	$611,369
Reported losses and reported ALAE from excluded catastrophes	46,642
Reported ULAE	19,219
Change in IBNR	34,929
Foreign exchange and other	(4,276)

Incurred losses and incurred LAE in 2010 calendar year per 10-K	$707,883

1.	Excludes losses from the following catastrophes: 2004 Hurricanes/Tropical Storms Charlie, Frances, Jeanne and Ivan; 2005 Hurricanes/Tropical Storms Katrina, Rita and Wilma; 2008 Hurricanes/Tropical Storms Gustav and Ike and 2010 Chilean Earthquake.

III. GLOBAL LOSS TRIANGLES
     Basis of Presentation
     For the basis of this presentation, we have split our data into nine classes of GLTs, four for our direct insurance business and five for our reinsurance business. They are listed below:

Direct Insurance Business		Reinsurance Business
•	Property	•	Property Catastrophe
•	General Casualty	•	Property Other
•	Professional Liability Lines	•	General Casualty
•	Healthcare	•	Professional Liability Lines
		•	Other Reinsurance
•	Our direct insurance general casualty business contains a mix of claims-made, occurrence-reported and occurrence policy forms.

General Casualty
Distribution of Gross Premiums Written
Underwriting		Occurrence-
Year	Claims-Made	Reported	Occurrence	Total
2002	20.3%	26.1%	53.6%	100.0%
2003	16.6%	30.0%	53.4%	100.0%
2004	20.3%	30.7%	49.0%	100.0%
2005	14.4%	35.2%	50.4%	100.0%
2006	16.1%	32.3%	51.6%	100.0%
2007	16.5%	35.5%	48.0%	100.0%
2008	16.3%	29.8%	54.0%	100.0%
2009	11.1%	21.6%	67.2%	100.0%
2010	8.9%	23.8%	67.3%	100.0%
Total	16.4%	30.3%	53.3%	100.0%
•	Our reinsurance business classified as “other reinsurance” includes accident and health, workers’ compensation catastrophe coverage, motor business, aviation and marine.

•	Our reinsurance business is presented separately from our direct insurance business as we show the reinsurance classes on a treaty year basis. Many reinsurance treaties do not provide sufficient detail to split losses and loss adjustment expenses accurately by accident year or report year.

•	Our nine classes were selected to create categories which were relatively homogeneous yet were not so small as to have insufficient actuarial credibility.

•	Our GLTs are presented in thousands of U.S. dollars, reflecting conversions from local currencies based upon the date on which the transactions were entered into the Company’s systems.
     Description of Data Presented
     For each class of business, earned premiums are presented both gross and net of external reinsurance, with intercompany reinsurance transactions not being reflected in the GLTs. For classes of business within our reinsurance segment, these premiums are presented on a treaty year basis. For all other classes of business, the net earned premiums are presented on a calendar year basis. GLTs which show cumulative paid losses and ALAE, gross and net of reinsurance, are presented for each class of business. Finally, we present GLTs of cumulative net reported losses and ALAE (paid plus case reserves) for each class of business. For the reinsurance segment’s classes of business, the GLTs are presented on a treaty year basis. For direct insurance business, property classes of business are presented on an accident year basis. Our general casualty classes of business are a blend of policies where losses can be triggered by either report date or accident date, so the paid and reported losses are a blend of report year and accident year data. The remaining casualty classes of business, including professional liability and healthcare, are presented on a report year basis. These conventions match the standard industry reserving practices for reinsurance and direct insurance, respectively.
     Case reserves for Allied World’s reinsurance classes are generally established based upon reports received from ceding companies as we generally “follow their fortunes.” Additional case reserves may be established by Allied World to reflect our estimated ultimate cost of a loss. Any such additional case reserves have been included in the presented reinsurance GLTs.
     The premiums in our reinsurance segment are often based upon estimates by the ceding companies. At the end of the treaty year, these estimates will be replaced by actual premiums. In addition, some of our reinsurance treaties may have premiums that are swing-rated subject to reinstatement premiums. The presented premium data is subject to future adjustments, either upwards or downwards, based upon these factors.
     Large Losses
     Loss development associated with the following three groups of catastrophic losses have been excluded from the GLTs for all lines except for property catastrophe: (1) 2004 hurricanes, (2) 2005 hurricanes, (3) 2008 hurricanes and (4) 2010 Chile Earthquake. These events have been excluded from the GLTs due to their magnitude in order to avoid distortions in the development factors and indicated reserve levels. Reserves for these events are not based on aggregate development statistics, but rather on ground-up, exposure-based assessments reflecting information provided by insureds and cedents on an insurance policy-by-policy and reinsurance contract-by-contract basis. Separate information is provided on these catastrophic events including gross and net paid losses, reported losses and IBNR as of December 31, 2010.

     GLT Class Details
     Insurance Lines of Business
     Property — Our property insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 12 and 16). The vast majority of the ceded reinsurance we have purchased for our direct property class of business is written as quota share reinsurance, with a smaller portion written as facultative reinsurance. We have not removed losses associated with recoveries from any catastrophe covers as we have excluded major catastrophes already from the data. The major catastrophes removed from our property insurance GLTs, as well as from our “property other reinsurance” and our “other reinsurance” GLTs discussed below, include:
•	2004 — Hurricanes/Tropical Storms Charlie, Frances, Jeanne and Ivan;

•	2005 — Hurricanes/Tropical Storms Katrina, Rita and Wilma;

•	2008 — Hurricanes/Tropical Storms Gustav and Ike; and

•	2010 — Chilean Earthquake.
     It should be noted that we removed all property losses associated with these events, even after such storms may have weakened and moved inland. For our property insurance GLTs, the total amounts excluded from these storms are as follows:

	Gross		Net of Reinsurance
	Paid	Reported	Paid	Reported
	(Dollars in Millions)		(Dollars in Millions)
2004 Events	$166.6	$169.0	$146.2	$148.3
2005 Events	$454.7	$458.1	$189.2	$190.8
2008 Events	$90.5	$99.8	$57.3	$64.7
2010 Events	$42.9	$65.3	$36.6	$50.9
     Our property book of business has shifted over time. Over the last several years, we have de-emphasized energy classes of business, which included such industry classes as mining, chemical plants, pulp and paper manufacturing and refiners. In addition, our Bermuda property book of business (which is included in the property insurance GLTs) has evolved from largely being a primary insurance account based book of business to where we now write many accounts on an excess basis. Our European property business (which is also included in the property insurance GLTs) has shifted away from accounts with higher relative frequency in the past 36 months.
     General Casualty — Our general casualty insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 13 and 17). Our Bermuda and European casualty books of business are comprised largely of Fortune 1000-type accounts with generally high attachment points with medians between $80 million and $100 million. Historically, about 55% to 57% of the earned premiums have come from occurrence policies. This percentage grew to 65% to 67% in 2010 as our business mix has shifted to more occurrence business as we expanded our U.S. underwriting platform. The vast majority of the ceded reinsurance we have purchased for the casualty class of business has been either quota share reinsurance or surplus treaty reinsurance. The general casualty book has changed over time, with pharmaceutical and energy classes being de-emphasized in Bermuda and with the business underwritten in the United States (which generally has a lower attachment point profile) shrinking in the 2005-2007 calendar years and growing in the 2008-2010 calendar years.
     Professional Liability Lines — Our professional liability lines insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 14 and 18). Professional liability lines include directors and officers liability, errors & omissions liability, D&O side A cover, employment practices liability insurance and fiduciary liability business. Similar to our casualty lines of business, our Bermuda and European professional liability lines are comprised largely of Fortune 1000 and FTSE 1000-type accounts with generally high attachment points with medians between $80 million and $100 million. It is not uncommon for the Company to “ventilate” an account, which means the Company underwrites two excess layers with differing attachment points. Our U.S. professional liability book has a very different profile, with a portion of the business underwritten on a primary basis for smaller, non-Fortune 1000 accounts. Common classes include insurance agencies, psychologists/counselors and smaller law firms. Our professional liability lines book of business is written on claims-made and occurrence-reported basis and virtually none of this business is written on an occurrence basis (regardless of where it is written).
     Healthcare — Our healthcare insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 15 and 19). Our healthcare book of business is written on a claims-made and occurrence-reported basis and has virtually no business written on occurrence policy forms. The Bermuda healthcare group writes gross lines of up to $25 million, with average attachment points of around $45 million. This business is largely comprised of large hospitals, but does include managed care organizations and healthcare systems. The U.S. healthcare business has a much lower attachment point profile than the international book of business, with much of the U.S. business being written on a primary basis. It includes smaller hospitals and hospital systems, managed care organizations and medical facilities such as home care providers, specialized surgery and rehabilitation centers, and outpatient clinics. Our Bermuda business has also begun to write accounts on a primary basis, although typically over a large deductible.
     Reinsurance Lines of Business
     Property Catastrophe — Our property catastrophe reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 20 and 25). This business is excess-of-loss property catastrophe reinsurance. Typically, it has a relatively short tail.
     Property Other — Our property other reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 21 and 26). This line contains our entire property reinsurance book of business, excluding property catastrophe coverages, and is written as either excess-of-loss reinsurance or quota share reinsurance.
     General Casualty — Our general casualty reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 22 and 27). This business is essentially comprised of any business that does not fit into the other casualty classes. It is largely umbrella casualty business that contains some workers’ compensation business. This business can be written as either excess-of-loss reinsurance or quota share reinsurance.
     Professional Liability Lines — Our professional liability lines reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 23 and 28). This business is largely written on a claims-made basis. Lines of business include employment practices liability insurance, medical malpractice, directors and officers, errors and omissions and miscellaneous professional classes and transactional risk liability. Some of our larger treaties can have complex structures, including swing-rated premiums, loss corridors and annual aggregate deductibles. This business is written as either excess-of-loss reinsurance or quota share reinsurance.
     Other Reinsurance — Our other reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 24 and 29). This business is a mixture of miscellaneous lines including accident and health (which is predominantly catastrophe driven), workers’ compensation catastrophe, aviation and marine. Virtually all of the losses are associated with aviation and marine treaties. The marine treaties were impacted by various hurricanes (specifically Ivan, Katrina, Rita, Ike and Gustav) which went through the Gulf of Mexico. All of our marine and aviation treaties have been written as quota share reinsurance.
     For our other reinsurance GLTs, the total amounts excluded from the 2004, 2005, 2008 and 2010 events discussed above are as follows:

	Gross		Net of Reinsurance
	Paid	Reported	Paid	Reported
	(Dollars in Millions)		(Dollars in Millions)
2004 Events	$38.2	$40.8	$38.2	$40.8
2005 Events	$91.5	$95.0	$84.5	$88.0
2008 Events	$0.7	$5.3	$0.7	$5.3
2010 Events	$0.1	$0.8	$0.1	$0.8

December 2010 Global Loss Triangles — Insurance Segment
Excluding large losses
U.S. dollars in thousands
Property Insurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	2,584	29,354	46,287	51,590	56,582	56,687	56,776	56,675	56,700
2003	50,572	136,299	198,801	217,328	218,048	217,531	221,698	221,688
2004	38,251	153,141	203,006	217,517	229,272	232,078	234,064
2005	91,198	228,634	308,207	354,186	366,824	365,367
2006	30,040	103,621	172,546	201,132	208,659
2007	43,151	129,076	169,655	186,261
2008	75,528	155,973	198,875
2009	24,044	64,420
2010	44,677
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	18,005	55,432	58,559	59,169	57,437	56,848	57,987	56,707	56,700
2003	146,467	208,054	228,434	232,111	227,106	224,146	222,856	222,651
2004	132,453	223,857	246,725	247,912	245,057	240,018	238,280
2005	223,945	353,412	382,622	383,966	381,922	370,203
2006	157,140	225,124	235,681	222,453	219,524
2007	189,533	227,570	227,509	220,583
2008	263,049	265,851	240,547
2009	89,871	89,436
2010	114,273
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	9%	28%	30%	30%	29%	29%	30%	29%	29%
2003	30%	43%	47%	48%	47%	46%	46%	46%
2004	23%	40%	44%	44%	43%	42%	42%
2005	47%	74%	80%	81%	80%	78%
2006	36%	51%	53%	50%	50%
2007	45%	54%	54%	52%
2008	74%	74%	67%
2009	33%	33%
2010	49%

Accident	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	195,890	56,700	56,700	—	0	0	56,700	28.9%
2003	483,719	221,688	222,651	963	240	1,203	222,891	46.1%
2004	565,327	234,064	238,280	4,216	1,859	6,074	240,138	42.5%
2005	476,481	365,367	370,203	4,836	690	5,526	370,893	77.8%
2006	441,138	208,659	219,524	10,865	1,779	12,644	221,303	50.2%
2007	423,468	186,261	220,583	34,321	9,222	43,543	229,804	54.3%
2008	357,588	198,875	240,547	41,671	26,618	68,290	267,165	74.7%
2009	272,873	64,420	89,436	25,017	33,898	58,915	123,334	45.2%
2010	231,398	44,677	114,273	69,596	60,704	130,300	174,977	75.6%

Total	3,447,882	1,580,711	1,772,196	191,485	135,010	326,495	1,907,206	55.3%

December 2010 Global Loss Triangles — Insurance Segment
U.S. dollars in thousands
General Casualty Insurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	0	0	185	464	2,848	4,691	5,591	6,574	7,802
2003	0	461	16,019	18,500	29,401	55,140	57,458	57,463
2004	0	21	90	634	5,507	8,516	19,470
2005	15	26,548	31,396	63,544	65,785	118,117
2006	—	274	2,591	34,249	84,696
2007	107	7,235	9,707	13,553
2008	1,319	8,351	26,339
2009	309	8,308
2010	1,046
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	1,429	617	989	552	6,299	15,616	16,506	17,369	23,360
2003	23	13,124	25,852	33,579	58,980	59,141	57,667	57,575
2004	1,007	540	816	915	7,822	24,831	25,154
2005	30,852	109,619	113,339	119,923	124,573	124,781
2006	165	30,097	39,318	90,005	92,725
2007	4,131	15,419	15,970	32,500
2008	8,193	26,768	52,114
2009	1,876	35,210
2010	70,070
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	2%	1%	1%	1%	7%	18%	19%	20%	27%
2003	0%	5%	10%	13%	23%	23%	22%	22%
2004	0%	0%	0%	0%	2%	7%	8%
2005	10%	37%	38%	40%	42%	42%
2006	0%	11%	14%	33%	34%
2007	2%	6%	6%	12%
2008	3%	11%	21%
2009	1%	13%
2010	24%

Accident	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	88,051	7,802	23,360	15,559	10,972	26,530	34,332	39.0%
2003	257,017	57,463	57,575	112	40,996	41,108	98,571	38.4%
2004	332,389	19,470	25,154	5,684	64,723	70,407	89,877	27.0%
2005	297,511	118,117	124,781	6,664	109,598	116,262	234,379	78.8%
2006	275,405	84,696	92,725	8,029	137,357	145,386	230,082	83.5%
2007	264,680	13,553	32,500	18,947	146,457	165,404	178,957	67.6%
2008	243,673	26,339	52,114	25,774	166,732	192,507	218,846	89.8%
2009	265,068	8,308	35,210	26,902	165,754	192,656	200,964	75.8%
2010	290,500	1,046	70,070	69,024	193,494	262,518	263,564	90.7%

Total	2,314,293	336,794	513,490	176,697	1,036,082	1,212,778	1,549,572	67.0%

December 2010 Global Loss Triangles — Insurance Segment
U.S. dollars in thousands
Professional Liability Lines Insurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	10	61	5,225	13,909	45,884	59,860	59,930	59,944
2003	20	80	603	802	6,002	16,936	17,238	26,397
2004	15	683	7,406	29,477	30,403	39,004	48,452
2005	95	3,328	7,370	23,528	24,320	44,267
2006	296	6,850	44,815	59,330	88,030
2007	1,401	12,296	41,300	66,932
2008	2,750	22,943	46,619
2009	6,061	31,918
2010	9,674
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	2,010	7,062	23,775	28,000	47,706	60,648	59,930	59,944
2003	60	243	858	6,255	33,468	41,460	44,712	42,038
2004	434	1,692	8,106	32,701	55,437	55,592	61,361
2005	3,931	15,625	48,363	51,426	50,281	58,062
2006	41,225	52,944	92,820	120,819	133,885
2007	11,223	47,137	111,589	143,583
2008	17,483	86,164	125,901
2009	20,787	62,090
2010	30,916
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	0%	3%	12%	40%	47%	80%	102%	101%	101%
2003	0%	0%	0%	3%	14%	17%	19%	18%
2004	0%	1%	3%	10%	17%	17%	19%
2005	1%	4%	14%	15%	14%	16%
2006	10%	13%	23%	31%	34%
2007	3%	11%	26%	33%
2008	4%	19%	28%
2009	4%	12%
2010	7%

Accident	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	59,558	59,944	59,944	—	4,369	4,369	64,313	108.0%
2003	237,656	26,397	42,038	15,641	23,662	39,302	65,700	27.6%
2004	321,801	48,452	61,361	12,909	35,678	48,587	97,039	30.2%
2005	352,174	44,267	58,062	13,794	58,613	72,408	116,675	33.1%
2006	395,104	88,030	133,885	45,855	144,081	189,936	277,966	70.4%
2007	431,009	66,932	143,583	76,651	159,035	235,687	302,618	70.2%
2008	457,068	46,619	125,901	79,282	191,566	270,848	317,467	69.5%
2009	512,438	31,918	62,090	30,172	303,869	334,041	365,959	71.4%
2010	475,222	9,674	30,916	21,242	302,118	323,360	333,035	70.1%

Total	3,242,029	422,233	717,780	295,547	1,222,991	1,518,538	1,940,771	59.9%

December 2010 Global Loss Triangles — Insurance Segment
U.S. dollars in thousands
Healthcare Insurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	835	2,158	3,209	5,533	8,008	8,020	8,023	8,026
2003	1	4,202	11,148	13,777	14,724	18,198	18,756	20,074
2004	2	852	5,892	9,738	12,694	13,229	13,379
2005	277	2,861	4,941	10,255	11,122	11,692
2006	381	4,009	5,864	12,839	16,034
2007	944	7,190	17,307	20,125
2008	793	9,776	18,440
2009	6,586	16,657
2010	2,168
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	130	1,351	5,450	8,985	8,910	8,444	8,121	8,086	8,046
2003	345	11,153	20,246	20,723	20,529	23,625	23,160	23,420
2004	1,849	6,406	12,190	14,720	14,999	16,045	15,928
2005	5,566	11,649	15,497	14,435	13,384	13,710
2006	5,666	11,753	13,222	17,022	19,082
2007	3,773	15,281	24,537	37,172
2008	3,801	19,115	33,200
2009	10,999	29,590
2010	11,846
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	0%	3%	14%	23%	22%	21%	20%	20%	20%
2003	0%	15%	27%	27%	27%	31%	30%	31%
2004	2%	5%	10%	12%	12%	13%	13%
2005	4%	9%	11%	11%	10%	10%
2006	4%	8%	9%	11%	13%
2007	3%	10%	17%	25%
2008	2%	11%	19%
2009	6%	15%
2010	5%

Accident	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	39,904	8,026	8,046	20	2,856	2,876	10,902	27.3%
2003	76,140	20,074	23,420	3,346	7,668	11,014	31,088	40.8%
2004	120,800	13,379	15,928	2,549	14,222	16,771	30,150	25.0%
2005	136,577	11,692	13,710	2,019	18,957	20,976	32,667	23.9%
2006	150,401	16,034	19,082	3,048	31,388	34,436	50,470	33.6%
2007	147,720	20,125	37,172	17,047	38,091	55,138	75,263	50.9%
2008	170,600	18,440	33,200	14,760	58,217	72,977	91,417	53.6%
2009	197,314	16,657	29,590	12,933	80,969	93,903	110,560	56.0%
2010	222,171	2,168	11,846	9,678	120,889	130,567	132,735	59.7%

Total	1,261,627	126,596	191,996	65,400	373,257	438,657	565,252	44.8%

December 2010 Global Loss Triangles — Insurance Segment
Excluding large losses
U.S. dollars in thousands
Property Insurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	2,572	27,085	39,606	43,638	48,955	49,063	49,154	49,054	49,066
2003	49,208	118,094	163,485	175,303	175,715	175,379	179,293	179,283
2004	25,256	94,518	131,352	141,420	148,172	149,340	150,501
2005	40,373	99,880	138,713	161,057	164,990	165,256
2006	12,871	46,209	76,773	87,886	93,293
2007	20,325	62,106	79,511	86,918
2008	38,751	84,955	109,698
2009	15,993	42,846
2010	29,325
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	15,359	48,581	50,631	50,905	49,787	49,206	50,347	49,066	49,066
2003	130,863	173,192	187,840	187,279	182,859	180,769	179,873	179,676
2004	83,824	136,495	156,321	159,307	156,919	153,804	152,437
2005	99,639	152,306	173,312	173,013	172,282	167,738
2006	65,486	96,268	101,170	99,127	97,845
2007	91,985	107,261	107,409	105,592
2008	153,019	152,847	136,537
2009	59,002	61,631
2010	70,791
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	9%	28%	29%	30%	29%	29%	29%	29%	29%
2003	37%	49%	53%	53%	51%	51%	50%	50%
2004	25%	41%	47%	48%	47%	46%	46%
2005	44%	67%	76%	76%	76%	74%
2006	34%	50%	53%	52%	51%
2007	51%	59%	60%	59%
2008	88%	88%	79%
2009	41%	43%
2010	56%

Accident	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	171,696	49,066	49,066	—	1	1	49,066	28.6%
2003	356,275	179,283	179,676	393	156	549	179,832	50.5%
2004	333,170	150,501	152,437	1,936	307	2,242	152,743	45.8%
2005	226,828	165,256	167,738	2,481	332	2,813	168,069	74.1%
2006	190,783	93,293	97,845	4,552	2,846	7,398	100,691	52.8%
2007	180,460	86,918	105,592	18,673	3,715	22,389	109,307	60.6%
2008	173,790	109,698	136,537	26,839	15,327	42,166	151,864	87.4%
2009	142,872	42,846	61,631	18,785	23,910	42,695	85,541	59.9%
2010	127,037	29,325	70,791	41,467	37,769	79,235	108,560	85.5%

Total	1,902,910	906,186	1,021,311	115,126	84,363	199,488	1,105,674	58.1%

December 2010 Global Loss Triangles — Insurance Segment
U.S. dollars in thousands
General Casualty Insurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	0	0	185	464	2,848	4,691	5,591	6,574	7,802
2003	0	461	16,018	18,499	29,401	55,139	57,457	57,462
2004	0	14	77	506	5,053	7,545	16,465
2005	15	26,496	31,126	60,576	62,700	93,736
2006	—	266	2,570	29,999	56,694
2007	90	6,212	7,646	11,171
2008	1,114	5,663	18,971
2009	308	5,890
2010	933
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	1,429	617	989	552	6,299	15,616	16,506	17,369	23,360
2003	23	13,124	25,852	33,578	58,980	59,140	57,666	57,574
2004	1,007	533	803	668	7,208	21,354	21,803
2005	30,852	85,663	89,087	95,511	100,049	100,281
2006	165	27,081	35,290	61,938	63,445
2007	4,081	13,364	13,836	28,498
2008	5,543	19,509	39,067
2009	1,875	23,913
2010	46,243
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	2%	1%	1%	1%	7%	18%	19%	20%	27%
2003	0%	6%	11%	14%	25%	25%	25%	25%
2004	0%	0%	0%	0%	3%	8%	8%
2005	13%	36%	38%	40%	42%	42%
2006	0%	13%	16%	29%	30%
2007	2%	7%	7%	15%
2008	3%	12%	24%
2009	1%	14%
2010	24%

Accident	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	88,051	7,802	23,360	15,559	10,966	26,525	34,327	39.0%
2003	233,589	57,462	57,574	112	37,221	37,333	94,795	40.6%
2004	271,160	16,465	21,803	5,338	52,765	58,103	74,568	27.5%
2005	236,587	93,736	100,281	6,545	88,640	95,185	188,921	79.9%
2006	214,376	56,694	63,445	6,751	106,224	112,975	169,669	79.1%
2007	192,097	11,171	28,498	17,327	104,318	121,645	132,816	69.1%
2008	162,750	18,971	39,067	20,096	109,313	129,409	148,380	91.2%
2009	172,403	5,890	23,913	18,023	107,300	125,323	131,214	76.1%
2010	195,238	933	46,243	45,310	127,478	172,788	173,721	89.0%

Total	1,766,252	269,124	404,185	135,061	744,226	879,287	1,148,411	65.0%

December 2010 Global Loss Triangles — Insurance Segment
U.S. dollars in thousands
Professional Liability Lines Insurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	10	61	5,225	13,909	45,884	59,860	59,930	59,944
2003	20	80	603	799	5,997	15,424	15,727	24,885
2004	15	681	7,403	29,464	30,384	38,983	48,431
2005	95	3,328	7,272	18,291	19,043	40,954
2006	266	4,296	34,123	48,611	70,853
2007	1,312	11,982	36,722	56,891
2008	2,728	20,856	38,396
2009	5,948	30,789
2010	9,621
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	2,010	7,062	23,775	28,000	47,706	60,648	59,930	59,944
2003	60	243	858	6,252	31,963	39,947	43,200	40,526
2004	434	1,690	8,102	32,688	55,417	55,570	61,340
2005	3,931	12,613	40,988	43,748	42,802	54,727
2006	41,109	40,424	77,728	97,820	112,067
2007	10,557	30,869	79,657	106,912
2008	15,136	72,016	104,593
2009	20,453	59,145
2010	30,712
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	0%	3%	12%	40%	47%	80%	102%	101%	101%
2003	0%	0%	0%	3%	14%	17%	19%	17%
2004	0%	1%	3%	11%	18%	18%	20%
2005	1%	4%	13%	13%	13%	17%
2006	12%	12%	23%	28%	33%
2007	3%	9%	24%	32%
2008	4%	21%	31%
2009	5%	15%
2010	9%

Accident	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	59,558	59,944	59,944	—	4,371	4,371	64,315	108.0%
2003	232,141	24,885	40,526	15,641	23,140	38,781	63,666	27.4%
2004	304,642	48,431	61,340	12,909	34,076	46,985	95,416	31.3%
2005	326,766	40,954	54,727	13,773	54,847	68,619	109,573	33.5%
2006	343,803	70,853	112,067	41,215	132,774	173,988	244,841	71.2%
2007	336,895	56,891	106,912	50,021	135,090	185,111	242,002	71.8%
2008	342,266	38,396	104,593	66,198	142,628	208,826	247,222	72.2%
2009	392,169	30,789	59,145	28,357	224,673	253,029	283,818	72.4%
2010	356,104	9,621	30,712	21,091	220,804	241,895	251,516	70.6%

Total	2,694,343	380,764	629,967	249,203	972,403	1,221,606	1,602,370	59.5%

December 2010 Global Loss Triangles — Insurance Segment
U.S. dollars in thousands
Healthcare Insurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	835	2,158	3,209	5,533	8,008	8,020	8,023	8,026
2003	1	4,202	11,148	13,777	14,724	18,198	18,756	20,074
2004	2	841	5,881	9,727	12,683	13,218	13,368
2005	237	2,681	4,577	9,493	10,026	10,549
2006	308	2,652	4,428	8,749	11,948
2007	934	6,029	15,608	18,396
2008	789	7,893	15,820
2009	4,581	14,166
2010	2,164
Reported Loss & ALAE

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	130	1,351	5,450	8,985	8,910	8,444	8,121	8,086	8,046
2003	345	11,153	20,246	20,723	20,529	23,625	23,160	23,420
2004	1,846	6,395	12,054	14,584	14,863	15,909	15,917
2005	5,197	10,142	13,483	12,473	11,766	12,116
2006	4,267	8,926	10,239	12,740	14,827
2007	3,603	13,040	22,295	31,659
2008	3,786	16,754	29,407
2009	8,941	26,830
2010	11,159
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	0%	3%	14%	23%	22%	21%	20%	20%	20%
2003	0%	15%	27%	28%	27%	31%	31%	31%
2004	2%	6%	10%	13%	13%	14%	14%
2005	4%	9%	11%	11%	10%	10%
2006	3%	7%	8%	10%	12%
2007	3%	11%	19%	27%
2008	3%	13%	22%
2009	6%	18%
2010	7%

Accident	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	39,904	8,026	8,046	20	2,854	2,875	10,900	27.3%
2003	75,002	20,074	23,420	3,346	7,662	11,008	31,083	41.4%
2004	114,883	13,368	15,917	2,549	14,254	16,802	30,171	26.3%
2005	118,565	10,549	12,116	1,567	16,987	18,554	29,103	24.5%
2006	123,507	11,948	14,827	2,879	28,131	31,010	42,958	34.8%
2007	116,319	18,396	31,659	13,263	32,690	45,953	64,349	55.3%
2008	131,251	15,820	29,407	13,587	43,567	57,154	72,974	55.6%
2009	149,863	14,166	26,830	12,663	59,041	71,704	85,871	57.3%
2010	169,449	2,164	11,159	8,995	91,833	100,828	102,992	60.8%

Total	1,038,742	114,512	173,382	58,870	297,019	355,889	470,401	45.3%

December 2010 Global Loss Triangles — Reinsurance Segment
U.S. dollars in thousands
Property Catastrophe Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	101	2,131	4,161	4,194	4,310	4,310	4,336	4,336	4,336
2003	3,977	6,251	6,882	6,831	6,843	7,235	7,237	7,237
2004	17,379	47,475	55,350	57,786	59,259	60,040	60,489
2005	35,255	121,814	141,709	148,497	151,206	152,497
2006	710	8,912	9,671	9,829	9,903
2007	3,999	12,770	12,511	12,767
2008	15,798	26,979	30,619
2009	269	905
2010	3,798
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	3,041	5,163	4,370	4,390	4,372	4,371	4,356	4,356	4,336
2003	6,172	7,561	7,009	6,920	6,939	7,235	7,237	7,237
2004	33,642	56,808	59,396	60,325	60,712	61,073	60,889
2005	130,142	151,004	151,495	153,665	154,739	155,285
2006	3,275	9,580	9,885	10,172	10,131
2007	17,051	15,664	13,584	13,412
2008	31,318	32,595	33,106
2009	2,557	5,613
2010	32,490
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	9%	15%	13%	13%	13%	13%	13%	13%	13%
2003	10%	13%	12%	12%	12%	12%	12%	12%
2004	51%	86%	90%	91%	92%	92%	92%
2005	155%	180%	181%	183%	185%	185%
2006	5%	14%	15%	15%	15%
2007	25%	19%	16%	16%
2008	64%	50%	49%
2009	4%	7%
2010	31%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	33,846	4,336	4,336	0	—	0	4,336	12.8%
2003	58,868	7,237	7,237	0	—	0	7,237	12.3%
2004	66,178	60,489	60,889	400	358	758	61,247	92.5%
2005	83,838	152,497	155,285	2,787	1,603	4,390	156,887	187.1%
2006	67,029	9,903	10,131	228	244	472	10,375	15.5%
2007	83,678	12,767	13,412	645	44	689	13,456	16.1%
2008	67,236	30,619	33,106	2,487	2,279	4,766	35,385	52.6%
2009	81,596	905	5,613	4,708	4,108	8,816	9,721	11.9%
2010	104,446	3,798	32,490	28,693	12,108	40,800	44,598	42.7%

Total	646,715	282,551	322,499	39,948	20,743	60,692	343,243	53.1%

December 2010 Global Loss Triangles — Reinsurance Segment
Excluding large losses
U.S. dollars in thousands
Property Other Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	1,994	14,146	21,254	24,533	26,202	27,034	27,241	27,550	27,573
2003	1,794	9,960	13,446	16,264	17,931	18,421	18,892	19,262
2004	949	7,461	11,995	14,439	15,598	17,294	17,210
2005	5,111	23,166	29,796	31,025	42,623	46,347
2006	3,793	17,679	23,689	27,465	29,525
2007	717	8,668	12,738	14,733
2008	3,920	10,738	12,479
2009	4,664	12,112
2010	5,835
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	3,082	17,552	26,185	27,026	27,589	27,756	27,588	27,715	27,606
2003	6,313	14,931	17,064	19,609	19,904	19,931	20,437	19,891
2004	7,729	9,571	14,654	16,236	16,650	17,180	17,493
2005	6,675	33,802	43,645	45,360	45,571	46,163
2006	9,307	23,794	30,449	30,525	30,085
2007	3,360	23,153	24,853	23,927
2008	9,627	15,156	15,746
2009	11,574	20,126
2010	13,219
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	16%	28%	41%	42%	43%	43%	43%	43%	43%
2003	18%	22%	24%	28%	29%	30%	31%	30%
2004	15%	13%	20%	22%	22%	23%	23%
2005	14%	43%	57%	59%	59%	60%
2006	19%	35%	45%	45%	44%
2007	14%	57%	60%	57%
2008	42%	46%	48%
2009	51%	58%
2010	38%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	64,253	27,573	27,606	33	232	265	27,838	43.3%
2003	66,185	19,262	19,891	630	271	901	20,163	30.5%
2004	75,094	17,210	17,493	283	381	664	17,874	23.8%
2005	76,953	46,347	46,163	(184)	483	299	46,646	60.6%
2006	68,054	29,525	30,085	560	1,108	1,668	31,193	45.8%
2007	41,714	14,733	23,927	9,194	1,369	10,564	25,297	60.6%
2008	32,954	12,479	15,746	3,267	2,553	5,820	18,299	55.5%
2009	34,868	12,112	20,126	8,015	4,122	12,137	24,248	69.5%
2010	34,600	5,835	13,219	7,384	9,503	16,886	22,722	65.7%

Total	494,674	185,075	214,257	29,182	20,022	49,204	234,279	47.4%

December 2010 Global Loss Triangles — Reinsurance Segment
U.S. dollars in thousands
General Casualty Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	329	3,688	7,670	10,682	13,471	15,290	16,500	17,685	18,347
2003	705	3,063	5,962	11,466	21,916	26,087	27,838	30,357
2004	648	1,088	6,331	11,850	21,718	28,466	37,451
2005	119	1,584	9,500	19,705	31,410	41,416
2006	944	6,183	20,496	34,804	43,454
2007	3	3,135	10,113	26,839
2008	29	1,468	13,077
2009	460	3,523
2010	519
Reported Loss & ALAE

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	346	5,531	10,970	18,737	19,011	19,864	20,694	19,214	19,906
2003	1,588	8,176	11,853	21,884	28,983	29,495	32,262	33,460
2004	1,357	9,104	14,286	23,228	36,173	44,570	45,306
2005	2,055	11,283	23,806	34,636	44,890	51,272
2006	2,493	19,012	37,046	49,952	55,620
2007	1,033	9,706	34,826	47,229
2008	1,591	13,743	37,550
2009	1,256	18,727
2010	9,864
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	9%	19%	33%	56%	57%	59%	62%	57%	59%
2003	6%	9%	12%	22%	29%	29%	32%	33%
2004	3%	8%	11%	19%	29%	36%	37%
2005	4%	8%	15%	22%	29%	33%
2006	5%	15%	29%	39%	43%
2007	2%	7%	25%	33%
2008	4%	11%	29%
2009	2%	12%
2010	17%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	33,685	18,347	19,906	1,559	1,510	3,069	21,416	63.6%
2003	100,705	30,357	33,460	3,103	10,407	13,510	43,867	43.6%
2004	123,514	37,451	45,306	7,855	18,582	26,437	63,889	51.7%
2005	155,696	41,416	51,272	9,856	35,670	45,525	86,941	55.8%
2006	128,426	43,454	55,620	12,166	34,194	46,360	89,814	69.9%
2007	142,364	26,839	47,229	20,390	50,921	71,311	98,150	68.9%
2008	130,292	13,077	37,550	24,473	55,742	80,215	93,292	71.6%
2009	152,467	3,523	18,727	15,204	87,636	102,840	106,363	69.8%
2010	56,618	519	9,864	9,346	31,699	41,044	41,563	73.4%

Total	1,023,767	214,984	318,934	103,950	326,361	430,312	645,295	63.0%

December 2010 Global Loss Triangles — Reinsurance Segment
U.S. dollars in thousands
Professional Liability Lines Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	915	1,676	4,405	10,898	12,884	14,202	15,561	16,061
2003	0	191	1,274	3,207	12,429	16,125	21,385	24,308
2004	9	345	5,373	10,445	19,634	24,920	31,103
2005	8	786	6,852	22,841	35,126	43,200
2006	1	711	7,112	20,428	32,865
2007	5	1,263	11,453	41,443
2008	37	2,140	9,953
2009	17	1,675
2010	24

Reported Loss & ALAE

Treaty			Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	3,594	12,221	21,012	22,717	22,060	22,297	21,292	19,469
2003	65	1,599	13,981	21,047	29,125	29,219	33,173	33,043
2004	819	7,902	20,205	33,619	36,122	35,884	42,934
2005	456	6,067	22,581	46,077	50,876	55,734
2006	71	8,619	26,873	50,886	64,961
2007	227	17,507	75,722	117,873
2008	2,684	15,190	38,237
2009	295	6,314
2010	502
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	0%	9%	26%	46%	49%	48%	48%	46%	42%
2003	0%	2%	15%	22%	29%	29%	33%	33%
2004	2%	7%	17%	28%	30%	30%	36%
2005	1%	3%	11%	22%	25%	27%
2006	0%	5%	14%	26%	33%
2007	0%	9%	36%	55%
2008	4%	9%	21%
2009	1%	5%
2010	2%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	46,264	16,061	19,469	3,408	2,598	6,006	22,066	47.7%
2003	99,643	24,308	33,043	8,734	9,405	18,139	42,447	42.6%
2004	119,205	31,103	42,934	11,831	14,562	26,393	57,496	48.2%
2005	207,134	43,200	55,734	12,535	60,500	73,034	116,234	56.1%
2006	194,471	32,865	64,961	32,095	63,043	95,139	128,004	65.8%
2007	214,170	41,443	117,873	76,431	45,804	122,235	163,677	76.4%
2008	181,875	9,953	38,237	28,284	101,261	129,545	139,498	76.7%
2009	122,972	1,675	6,314	4,639	81,513	86,152	87,827	71.4%
2010	33,193	24	502	478	23,158	23,636	23,660	71.3%

Total	1,218,927	200,632	379,067	178,435	401,843	580,278	780,910	64.1%

December 2010 Global Loss Triangles — Reinsurance Segment
Excluding large losses
U.S. dollars in thousands
Other Reinsurance (Gross of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	52	1,225	2,576	3,222	3,687	4,081	4,191	4,439	4,466
2003	15	886	2,373	3,294	4,452	4,656	4,602	4,660
2004	43	5,115	8,048	10,943	9,076	9,470	9,879
2005	278	3,943	9,184	7,919	10,600	12,075
2006	68	2,821	5,666	6,959	7,881
2007	279	4,098	7,242	8,936
2008	534	4,050	7,972
2009	121	3,515
2010	73

Reported Loss & ALAE

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	270	3,065	4,472	4,580	4,963	4,700	4,691	4,629	4,623
2003	54	887	2,614	4,643	5,266	5,158	4,929	4,872
2004	134	8,197	9,085	11,931	10,545	9,696	9,830
2005	304	11,551	11,472	10,788	11,522	12,309
2006	258	7,408	9,169	10,549	10,728
2007	841	7,432	9,808	10,708
2008	1,072	9,821	12,870
2009	326	5,150
2010	988
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	21%	27%	39%	38%	41%	39%	39%	38%	38%
2003	2%	7%	13%	23%	26%	26%	25%	24%
2004	1%	26%	24%	32%	28%	25%	26%
2005	2%	33%	29%	27%	28%	30%
2006	2%	23%	28%	32%	33%
2007	4%	19%	25%	27%
2008	5%	29%	38%
2009	2%	15%
2010	4%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	12,189	4,466	4,623	156	640	796	5,262	43.2%
2003	20,113	4,660	4,872	212	1,578	1,790	6,450	32.1%
2004	37,306	9,879	9,830	(50)	6,936	6,886	16,765	44.9%
2005	40,475	12,075	12,309	234	12,676	12,910	24,985	61.7%
2006	32,888	7,881	10,728	2,846	9,442	12,289	20,170	61.3%
2007	39,664	8,936	10,708	1,772	7,965	9,737	18,673	47.1%
2008	34,279	7,972	12,870	4,899	8,420	13,319	21,291	62.1%
2009	33,891	3,515	5,150	1,635	11,696	13,331	16,846	49.7%
2010	25,347	73	988	914	6,230	7,144	7,218	28.5%

Total	276,150	59,459	72,078	12,619	65,583	78,202	137,661	49.8%

December 2010 Global Loss Triangles — Reinsurance Segment
U.S. dollars in thousands
Property Catastrophe Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	101	2,131	4,161	4,194	4,310	4,310	4,336	4,336	4,336
2003	3,977	6,251	6,882	6,831	6,843	7,235	7,237	7,237
2004	17,379	47,475	55,350	57,786	58,813	59,457	59,741
2005	35,255	99,502	106,468	111,778	113,039	112,992
2006	710	8,912	9,671	9,829	9,903
2007	3,999	12,770	12,511	12,767
2008	15,798	26,979	30,619
2009	269	905
2010	3,798

Reported Loss & ALAE

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	3,041	5,163	4,370	4,390	4,372	4,371	4,356	4,356	4,336
2003	6,172	7,561	7,009	6,920	6,939	7,235	7,237	7,237
2004	33,642	56,808	59,396	60,325	60,267	60,490	60,141
2005	130,142	128,692	116,254	116,946	116,572	115,780
2006	3,275	9,580	9,885	10,172	10,131
2007	17,051	15,664	13,584	13,412
2008	31,318	32,595	33,106
2009	2,557	5,613
2010	32,490
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	9%	15%	13%	13%	13%	13%	13%	13%	13%
2003	10%	13%	12%	12%	12%	12%	12%	12%
2004	58%	98%	102%	104%	104%	104%	103%
2005	186%	184%	166%	167%	167%	166%
2006	5%	15%	15%	15%	15%
2007	25%	19%	16%	16%
2008	64%	50%	49%
2009	4%	7%
2010	31%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	33,846	4,336	4,336	0	—	0	4,336	12.8%
2003	58,868	7,237	7,237	0	0	0	7,237	12.3%
2004	58,128	59,741	60,141	400	509	509	60,250	103.7%
2005	69,898	112,992	115,780	2,787	4,926	4,926	117,918	168.7%
2006	65,966	9,903	10,131	228	472	472	10,375	15.7%
2007	83,611	12,767	13,412	645	689	689	13,456	16.1%
2008	67,154	30,619	33,106	2,487	2,279	4,766	35,385	52.7%
2009	81,516	905	5,613	4,708	4,108	8,816	9,721	11.9%
2010	104,429	3,798	32,490	28,693	12,108	40,800	44,598	42.7%

Total	623,417	242,298	282,246	39,948	25,091	60,979	303,276	48.6%

December 2010 Global Loss Triangles — Reinsurance Segment
Excluding large losses
U.S. dollars in thousands
Property Other Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	1,994	14,146	21,254	24,533	26,202	27,034	27,241	27,550	27,573
2003	1,794	9,960	13,446	16,264	17,931	18,421	18,892	19,262
2004	949	7,461	11,995	14,439	15,598	17,294	17,210
2005	5,111	23,166	29,796	31,025	42,623	46,347
2006	3,793	17,679	23,689	27,465	29,525
2007	717	8,668	12,738	14,733
2008	3,920	10,738	12,479
2009	4,664	12,112
2010	5,835

Reported Loss & ALAE

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	3,082	17,552	26,185	27,026	27,589	27,756	27,588	27,715	27,606
2003	6,313	14,931	17,064	19,609	19,904	19,931	20,437	19,891
2004	7,729	9,571	14,654	16,236	16,650	17,180	17,493
2005	6,675	33,802	43,645	45,360	45,571	46,163
2006	9,307	23,794	30,449	30,525	30,085
2007	3,360	23,153	24,853	23,927
2008	9,627	15,156	15,746
2009	11,574	20,126
2010	13,219
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	16%	28%	41%	42%	43%	43%	43%	43%	43%
2003	18%	22%	24%	28%	29%	30%	31%	30%
2004	15%	13%	20%	22%	22%	23%	23%
2005	15%	44%	59%	61%	61%	62%
2006	20%	35%	45%	45%	44%
2007	14%	57%	60%	57%
2008	44%	48%	50%
2009	51%	58%
2010	38%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	64,253	27,573	27,606	33	82	115	27,688	43.1%
2003	66,185	19,262	19,891	630	289	919	20,180	30.5%
2004	75,094	17,210	17,493	283	115	398	17,608	23.4%
2005	74,493	46,347	46,163	(184)	(3,958)	(4,143)	42,205	56.7%
2006	67,628	29,525	30,085	560	1,358	1,918	31,443	46.5%
2007	41,714	14,733	23,927	9,194	3,369	12,564	27,297	65.4%
2008	31,622	12,479	15,746	3,267	2,553	5,820	18,299	57.9%
2009	34,868	12,112	20,126	8,015	4,122	12,137	24,248	69.5%
2010	34,600	5,835	13,219	7,384	9,503	16,886	22,722	65.7%

Total	490,456	185,075	214,257	29,182	17,433	46,614	231,689	47.2%

December 2010 Global Loss Triangles — Reinsurance Segment
U.S. dollars in thousands
General Casualty Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	329	3,688	7,670	10,682	13,471	15,290	16,500	17,685	18,347
2003	705	3,063	5,962	11,466	21,916	26,087	27,838	30,357
2004	648	1,088	6,331	11,850	21,718	28,466	37,451
2005	119	1,584	9,500	19,705	31,410	41,416
2006	944	6,183	20,496	34,804	43,454
2007	3	3,135	10,113	26,839
2008	29	1,468	13,077
2009	460	3,523
2010	519
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	346	5,531	10,970	18,737	19,011	19,864	20,694	19,214	19,906
2003	1,588	8,176	11,853	21,884	28,983	29,495	32,262	33,460
2004	1,357	9,104	14,286	23,228	36,173	44,570	45,306
2005	2,055	11,283	23,806	34,636	44,890	51,272
2006	2,493	19,012	37,046	49,952	55,620
2007	1,033	9,706	34,826	47,229
2008	1,591	13,743	37,550
2009	1,256	18,727
2010	9,864
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	9%	19%	33%	56%	57%	59%	62%	57%	59%
2003	6%	9%	12%	22%	29%	29%	32%	33%
2004	3%	8%	11%	19%	29%	36%	37%
2005	4%	8%	15%	22%	29%	33%
2006	5%	15%	29%	39%	43%
2007	2%	7%	25%	33%
2008	4%	11%	29%
2009	2%	12%
2010	17%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	33,685	18,347	19,906	1,559	1,510	3,069	21,416	63.6%
2003	100,705	30,357	33,460	3,103	10,407	13,510	43,867	43.6%
2004	123,514	37,451	45,306	7,855	18,582	26,437	63,889	51.7%
2005	155,696	41,416	51,272	9,856	35,670	45,525	86,941	55.8%
2006	128,426	43,454	55,620	12,166	34,194	46,360	89,814	69.9%
2007	142,364	26,839	47,229	20,390	50,921	71,311	98,150	68.9%
2008	130,292	13,077	37,550	24,473	55,742	80,215	93,292	71.6%
2009	152,467	3,523	18,727	15,204	87,636	102,840	106,363	69.8%
2010	56,618	519	9,864	9,346	31,699	41,044	41,563	73.4%

Total	1,023,767	214,984	318,934	103,950	326,361	430,312	645,295	63.0%

December 2010 Global Loss Triangles — Reinsurance Segment
U.S. dollars in thousands
Professional Liability Lines Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	915	1,676	4,405	10,898	12,884	14,202	15,561	16,061
2003	0	191	1,274	3,207	12,429	16,125	21,385	24,308
2004	9	345	5,373	10,445	19,634	24,920	31,103
2005	8	786	6,852	22,841	35,126	43,200
2006	1	711	7,112	20,428	32,865
2007	5	1,263	11,453	41,443
2008	37	2,140	9,953
2009	17	1,675
2010	24
Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	—	3,594	12,221	21,012	22,717	22,060	22,297	21,292	19,469
2003	65	1,599	13,981	21,047	29,125	29,219	33,173	33,043
2004	819	7,902	20,205	33,619	36,122	35,884	42,934
2005	456	6,067	22,581	46,077	50,876	55,734
2006	71	8,619	26,873	50,886	64,961
2007	227	17,507	75,722	117,873
2008	2,684	15,190	38,237
2009	295	6,314
2010	502
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	0%	9%	26%	46%	49%	48%	48%	46%	42%
2003	0%	2%	15%	22%	29%	29%	33%	33%
2004	2%	7%	17%	28%	30%	30%	36%
2005	1%	3%	11%	22%	25%	27%
2006	0%	5%	14%	26%	33%
2007	0%	9%	36%	55%
2008	5%	10%	21%
2009	1%	5%
2010	2%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	46,264	16,061	19,469	3,408	2,598	6,006	22,066	47.7%
2003	99,643	24,308	33,043	8,734	9,405	18,139	42,447	42.6%
2004	119,205	31,103	42,934	11,831	14,562	26,393	57,496	48.2%
2005	207,134	43,200	55,734	12,535	60,500	73,034	116,234	56.1%
2006	194,471	32,865	64,961	32,095	63,043	95,139	128,004	65.8%
2007	214,170	41,443	117,873	76,431	45,699	122,130	163,573	76.4%
2008	181,102	9,953	38,237	28,284	101,261	129,545	139,498	77.0%
2009	122,972	1,675	6,314	4,639	81,513	86,152	87,827	71.4%
2010	33,193	24	502	478	23,158	23,636	23,660	71.3%

Total	1,218,153	200,632	379,067	178,435	401,739	580,174	780,806	64.1%

December 2010 Global Loss Triangles — Reinsurance Segment
Excluding large losses
U.S. dollars in thousands
Other Reinsurance (Net of Ceded Reinsurance)
Cumulative Paid Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	52	1,225	2,576	3,222	3,687	4,081	4,191	4,439	4,466
2003	15	886	2,373	3,294	4,452	4,656	4,602	4,660
2004	24	4,699	6,910	9,525	7,585	7,963	8,370
2005	265	3,772	8,768	7,471	10,158	11,571
2006	68	2,821	5,666	6,959	7,881
2007	279	4,098	7,242	8,936
2008	534	4,050	7,972
2009	121	3,515
2010	73

Reported Loss & ALAE

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	270	3,065	4,472	4,580	4,963	4,700	4,691	4,629	4,623
2003	54	887	2,614	4,643	5,266	5,158	4,929	4,872
2004	37	7,097	7,476	10,324	9,038	8,188	8,321
2005	278	11,206	10,817	10,337	11,080	11,799
2006	258	7,408	9,169	10,549	10,728
2007	841	7,432	9,808	10,708
2008	1,072	9,821	12,870
2009	326	5,150
2010	988
Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty				Months of Development
Year	12	24	36	48	60	72	84	96	108
2002	21%	27%	39%	38%	41%	39%	39%	38%	38%
2003	2%	7%	13%	23%	26%	26%	25%	24%
2004	0%	29%	24%	33%	29%	26%	27%
2005	2%	34%	29%	27%	29%	31%
2006	2%	23%	28%	32%	33%
2007	4%	20%	25%	27%
2008	5%	29%	38%
2009	2%	15%
2010	4%

Treaty	Earned	Loss & ALAE						Ult. L&ALAE
Year	Premium	Paid	Reported	Case O/S	IBNR	Unpaid	Ultimate	Ratio
2002	12,189	4,466	4,623	156	640	796	5,262	43.2%
2003	20,113	4,660	4,872	212	1,578	1,790	6,450	32.1%
2004	30,505	8,370	8,321	(49)	6,924	6,874	15,244	50.0%
2005	37,740	11,571	11,799	228	12,681	12,908	24,480	64.9%
2006	32,708	7,881	10,728	2,846	9,442	12,289	20,170	61.7%
2007	39,391	8,936	10,708	1,772	7,965	9,737	18,673	47.4%
2008	33,933	7,972	12,870	4,899	8,420	13,319	21,291	62.7%
2009	33,561	3,515	5,150	1,635	11,696	13,331	16,846	50.2%
2010	24,563	73	988	914	6,230	7,144	7,218	29.4%

Total	264,702	57,446	70,059	12,613	65,576	78,189	135,635	51.2%

December 2010 Global Loss Triangles — Insurance Segment
Excluding large losses on Property
U.S. dollars in thousands
Premium — Gross of ceded reinsurance

Calendar	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	376,526	195,890	224,544	88,051	126,768	59,558	30,372	39,904
2003	554,735	483,719	342,125	257,017	264,958	237,656	95,630	76,140
2004	547,959	565,327	386,416	332,389	323,997	321,801	142,160	120,800
2005	412,879	476,481	296,110	297,511	365,714	352,174	137,074	136,577
2006	463,900	441,138	279,698	275,405	432,242	395,104	156,698	150,401
2007	391,018	423,468	252,902	264,680	452,245	431,009	153,567	147,720
2008	327,491	357,588	235,939	243,673	498,544	457,068	184,055	170,600
2009	243,193	272,873	287,085	265,068	489,872	512,438	210,422	197,314
2010	224,453	231,398	311,987	290,500	467,128	475,222	228,810	222,171

Total	3,542,154	3,447,882	2,616,806	2,314,293	3,421,467	3,242,029	1,338,789	1,261,627
Loss & ALAE — Gross of ceded reinsurance

Accident	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	56,700	56,700	7,802	23,360	59,944	59,944	8,026	8,046
2003	221,688	222,651	57,463	57,575	26,397	42,038	20,074	23,420
2004	234,064	238,280	19,470	25,154	48,452	61,361	13,379	15,928
2005	365,367	370,203	118,117	124,781	44,267	58,062	11,692	13,710
2006	208,659	219,524	84,696	92,725	88,030	133,885	16,034	19,082
2007	186,261	220,583	13,553	32,500	66,932	143,583	20,125	37,172
2008	198,875	240,547	26,339	52,114	46,619	125,901	18,440	33,200
2009	64,420	89,436	8,308	35,210	31,918	62,090	16,657	29,590
2010	44,677	114,273	1,046	70,070	9,674	30,916	2,168	11,846

Total	1,580,711	1,772,196	336,794	513,490	422,233	717,780	126,596	191,996

December 2010 Global Loss Triangles — Insurance Segment

Excluding large losses on Property

U.S. dollars in thousands
Premium — Net of ceded reinsurance

Calendar	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	300,021	171,696	224,544	88,051	126,768	59,558	30,372	39,904
2003	383,345	356,275	296,362	233,589	251,494	232,141	93,126	75,002
2004	308,623	333,170	317,635	271,160	296,101	304,642	126,731	114,883
2005	170,895	226,828	234,537	236,587	316,878	326,766	106,857	118,565
2006	193,652	190,783	212,697	214,376	361,179	343,803	124,109	123,507
2007	176,420	180,460	173,099	192,097	346,657	336,895	120,773	116,319
2008	169,889	173,790	150,779	162,750	386,010	342,266	149,237	131,251
2009	123,011	142,872	195,555	172,403	371,055	392,169	165,105	149,863
2010	132,548	127,037	207,783	195,238	353,719	356,104	175,057	169,449

Total	1,958,403	1,902,910	2,012,992	1,766,252	2,809,861	2,694,343	1,091,368	1,038,742
Loss & ALAE — Net of ceded reinsurance

Accident	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	49,066	49,066	7,802	23,360	59,944	59,944	8,026	8,046
2003	179,283	179,676	57,462	57,574	24,885	40,526	20,074	23,420
2004	150,501	152,437	16,465	21,803	48,431	61,340	13,368	15,917
2005	165,256	167,738	93,736	100,281	40,954	54,727	10,549	12,116
2006	93,293	97,845	56,694	63,445	70,853	112,067	11,948	14,827
2007	86,918	105,592	11,171	28,498	56,891	106,912	18,396	31,659
2008	109,698	136,537	18,971	39,067	38,396	104,593	15,820	29,407
2009	42,846	61,631	5,890	23,913	30,789	59,145	14,166	26,830
2010	29,325	70,791	933	46,243	9,621	30,712	2,164	11,159

Total	906,186	1,021,311	269,124	404,185	380,764	629,967	114,512	173,382

December 2010 Global Loss Triangles — Reinsurance Segment

Excluding large losses on Property Other and Other

U.S. dollars in thousands
Premium — Gross of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	33,846	33,846	64,253	64,253	33,685	33,685	46,264	46,264	12,189	12,189
2003	58,868	58,868	66,185	66,185	100,705	100,705	99,643	99,643	20,113	20,113
2004	66,178	66,178	75,094	75,094	123,514	123,514	119,205	119,205	37,306	37,306
2005	83,838	83,838	76,953	76,953	155,696	155,696	207,134	207,134	40,475	40,475
2006	67,029	67,029	68,054	68,054	128,426	128,426	194,471	194,471	32,888	32,888
2007	83,678	83,678	41,714	41,714	142,612	142,364	214,170	214,170	39,664	39,664
2008	67,263	67,236	32,954	32,954	130,520	130,292	181,886	181,875	34,290	34,279
2009	81,907	81,596	35,511	34,868	161,459	152,467	134,676	122,972	34,317	33,891
2010	129,997	104,446	51,790	34,600	185,054	56,618	111,234	33,193	43,881	25,347

Total	672,604	646,715	512,507	494,674	1,161,670	1,023,767	1,308,682	1,218,927	295,121	276,150
Loss & ALAE — Gross of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	4,336	4,336	27,573	27,606	18,347	19,906	16,061	19,469	4,466	4,623
2003	7,237	7,237	19,262	19,891	30,357	33,460	24,308	33,043	4,660	4,872
2004	60,489	60,889	17,210	17,493	37,451	45,306	31,103	42,934	9,879	9,830
2005	152,497	155,285	46,347	46,163	41,416	51,272	43,200	55,734	12,075	12,309
2006	9,903	10,131	29,525	30,085	43,454	55,620	32,865	64,961	7,881	10,728
2007	12,767	13,412	14,733	23,927	26,839	47,229	41,443	117,873	8,936	10,708
2008	30,619	33,106	12,479	15,746	13,077	37,550	9,953	38,237	7,972	12,870
2009	905	5,613	12,112	20,126	3,523	18,727	1,675	6,314	3,515	5,150
2010	3,798	32,490	5,835	13,219	519	9,864	24	502	73	988

Total	282,551	322,499	185,075	214,257	214,984	318,934	200,632	379,067	59,459	72,078

December 2010 Global Loss Triangles — Reinsurance Segment

Excluding large losses on Property Other and Other

U.S. dollars in thousands
Premium — Net of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	33,846	33,846	64,253	64,253	33,685	33,685	46,264	46,264	12,189	12,189
2003	58,868	58,868	66,185	66,185	100,705	100,705	99,643	99,643	20,113	20,113
2004	58,128	58,128	75,094	75,094	123,514	123,514	119,205	119,205	30,505	30,505
2005	69,898	69,898	74,493	74,493	155,696	155,696	207,134	207,134	37,740	37,740
2006	65,966	65,966	67,628	67,628	128,426	128,426	194,471	194,471	32,708	32,708
2007	83,611	83,611	41,714	41,714	142,612	142,364	214,170	214,170	39,391	39,391
2008	67,181	67,154	31,622	31,622	130,520	130,292	181,112	181,102	33,945	33,933
2009	81,827	81,516	35,511	34,868	161,459	152,467	134,676	122,972	33,986	33,561
2010	129,980	104,429	51,790	34,600	185,054	56,618	111,234	33,193	34,028	24,563

Total	649,306	623,417	508,288	490,456	1,161,670	1,023,767	1,307,908	1,218,153	274,603	264,702
Loss & ALAE — Net of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	4,336	4,336	27,573	27,606	18,347	19,906	16,061	19,469	4,466	4,623
2003	7,237	7,237	19,262	19,891	30,357	33,460	24,308	33,043	4,660	4,872
2004	59,741	60,141	17,210	17,493	37,451	45,306	31,103	42,934	8,370	8,321
2005	112,992	115,780	46,347	46,163	41,416	51,272	43,200	55,734	11,571	11,799
2006	9,903	10,131	29,525	30,085	43,454	55,620	32,865	64,961	7,881	10,728
2007	12,767	13,412	14,733	23,927	26,839	47,229	41,443	117,873	8,936	10,708
2008	30,619	33,106	12,479	15,746	13,077	37,550	9,953	38,237	7,972	12,870
2009	905	5,613	12,112	20,126	3,523	18,727	1,675	6,314	3,515	5,150
2010	3,798	32,490	5,835	13,219	519	9,864	24	502	73	988

Total	242,298	282,246	185,075	214,257	214,984	318,934	200,632	379,067	57,446	70,059

IV. SELECTED EXCERPTS FROM ALLIED WORLD’S 2010 10-K DISCLOSURE
     The reserve for losses and loss expenses is comprised of two main elements: outstanding loss reserves, also known as “case reserves,” and reserves for IBNR. Outstanding loss reserves relate to known claims and represent management’s best estimate of the likely loss settlement. Thus, there is a significant amount of estimation involved in determining the likely loss payment. IBNR reserves require judgment because they relate primarily to unreported events that, based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to have occurred and are reasonably likely to result in a loss to our company. IBNR reserves also relate to estimated development of reported events that based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to reach our attachment point and are reasonably likely to result in a loss to our company.
     IBNR is the estimated liability for (1) claims that have occurred but have not yet been reported as well as (2) changes in the values of claims that have been reported to us but are not yet settled. Each claim is settled individually based upon its merits and it is not unusual for a claim to take years after being reported to settle, especially if legal action is involved. As a result, reserves for losses and loss expenses include significant estimates for IBNR reserves.
     The reserve for IBNR is estimated by management for each line of business based on various factors, including underwriters’ expectations about loss experience, actuarial analysis, comparisons with the results of industry benchmarks and loss experience to date. The reserve for IBNR is calculated as the ultimate amount of losses and loss expenses less cumulative paid losses and loss expenses and case reserves. Our actuaries employ generally accepted actuarial methodologies to determine estimated ultimate loss reserves.
     While management believes that our case reserves and IBNR are sufficient to cover losses assumed by us, there can be no assurance that losses will not deviate from our reserves, possibly by material amounts. The methodology of estimating loss reserves is periodically reviewed to ensure that the assumptions made continue to be appropriate. To the extent actual reported losses exceed estimated losses, the carried estimate of the ultimate losses will be increased (i.e., unfavorable reserve development), and to the extent actual reported losses are less than estimated losses, the carried estimate of ultimate losses will be reduced (i.e., favorable reserve development). We record any changes in our loss reserve estimates and the related reinsurance recoverables in the periods in which they are determined.
     The estimate of reserves for our property insurance and property reinsurance lines of business relies primarily on traditional loss reserving methodologies, utilizing selected paid and reported loss development factors. In the property lines of business, claims are generally reported and paid within a relatively short period of time (“shorter tail lines”) during and following the policy coverage period. This generally enables us to determine with greater certainty our estimate of ultimate losses and loss expenses.
     Our casualty insurance and casualty reinsurance lines of business include general liability risks, healthcare and professional liability risks. Claims may be reported or settled several years after the coverage period has terminated for these lines of business (“longer tail lines”), which increases uncertainties of our reserve estimates in such lines. In addition, our attachment points for these longer tail lines are relatively high, making reserving for these lines of business more difficult than shorter tail lines due to having to estimate whether the severity of the estimated losses will exceed our attachment point. We establish a case reserve when sufficient information is gathered to make a reasonable estimate of the liability, which often requires a significant amount of information and time. Due to the lengthy reporting pattern of these casualty lines, reliance is placed on industry benchmarks supplemented by our own experience. For expected loss ratio selections, we are giving greater consideration to our existing experience supplemented with analysis of loss trends, rate changes and experience of peer companies.
     Our reinsurance treaties are reviewed individually, based upon individual characteristics and loss experience emergence. Loss reserves on assumed reinsurance have unique features that make them more difficult to estimate than direct insurance. We establish loss reserves upon receipt of advice from a cedent that a reserve is merited. Our claims staff may establish additional loss reserves where, in their judgment, the amount reported by a cedent is potentially inadequate. The following are the most significant features that make estimating loss reserves on assumed reinsurance difficult:
•	Reinsurers have to rely upon the cedents and reinsurance intermediaries to report losses in a timely fashion.

•	Reinsurers must rely upon cedents to price the underlying business appropriately.

•	Reinsurers have less predictable loss emergence patterns than direct insurers, particularly when writing excess-of-loss reinsurance.
     For excess-of-loss reinsurance, cedents generally are required to report losses that either exceed 50% of the retention, have a reasonable probability of exceeding the retention or meet serious injury reporting criteria. All reinsurance claims that are reserved are reviewed at least every six months. For quota share reinsurance treaties, cedents are required to give a periodic statement of account, generally monthly or quarterly. These periodic statements typically include information regarding written premiums, earned premiums, unearned premiums, ceding commissions, brokerage amounts, applicable taxes, paid losses and outstanding losses. They can be submitted 60 to 90 days after the close of the reporting period. Some quota share reinsurance treaties have specific language regarding earlier notice of serious claims.
     Reinsurance generally has a greater time lag than direct insurance in the reporting of claims. The time lag is caused by the claim first being reported to the cedent, then the intermediary (such as a broker) and finally the reinsurer. This lag can be up to six months or longer in certain cases. There is also a time lag because the insurer may not be required to report claims to the reinsurer until certain reporting criteria are met. In some instances this could be several years while a claim is being litigated. We use reporting factors based on data from the Reinsurance Association of America to adjust for time lags. We also use historical treaty-specific reporting factors when applicable. Loss and premium information are entered into our reinsurance system by our claims department and our accounting department on a timely basis.
     We record the individual case reserves sent to us by cedents through the reinsurance intermediaries. Individual claims are reviewed by our reinsurance claims department and adjusted as deemed appropriate. The loss data received from the intermediaries is checked for reasonableness and for known events. Details of the loss listings are reviewed during routine claim audits.
     The expected loss ratios that we assign to each treaty are based upon analysis and modeling performed by a team of actuaries. The historical data reviewed by the team of pricing actuaries is considered in setting the reserves for each cedent. The historical data in the submissions is matched against our carried reserves for our historical treaty years.
     Loss reserves do not represent an exact calculation of liability. Rather, loss reserves are estimates of what we expect the ultimate resolution and administration of claims will cost. These estimates are based on actuarial and statistical projections and on our assessment of currently available data, as well as estimates of future trends in claims severity and frequency, judicial theories of liability and other factors. Loss reserve estimates are refined as experience develops and as claims are reported and resolved. In addition, the relatively long periods between when a loss occurs and when it may be reported to our claims department for our casualty insurance and casualty reinsurance lines of business increase the uncertainties of our reserve estimates in such lines.
     We utilize a variety of standard actuarial methods in our analysis. The selections from these various methods are based on the loss development characteristics of the specific line of business. For lines of business with long reporting periods such as casualty reinsurance, we may rely more on an expected loss ratio method (as described below) until losses begin to develop. For lines of business with short reporting periods such as property insurance, we may rely more on a paid loss development method (as described below) as losses are reported relatively quickly. The actuarial methods we utilize include:
     Paid Loss Development Method. We estimate ultimate losses by calculating past paid loss development factors and applying them to exposure periods with further expected paid loss development. The paid loss development method assumes that losses are paid at a consistent rate. The paid loss development method provides an objective test of reported loss projections because paid losses contain no reserve estimates. In some circumstances, paid losses for recent periods may be too varied for accurate predictions. For many coverages, especially casualty coverages, claim payments are made slowly and it may take years for claims to be fully reported and settled. These payments may be unreliable for determining future loss projections because of shifts in settlement patterns or because of large settlements in the early stages of development. Choosing an appropriate “tail factor” to determine the amount of payments from the latest development period to the ultimate development period may also require considerable judgment, especially for coverages that have long payment patterns. As we have limited payment history, we have had to supplement our paid loss development patterns with appropriate benchmarks.
     Reported Loss Development Method. We estimate ultimate losses by calculating past reported loss development factors and applying them to exposure periods with further expected reported loss development. Since reported losses include payments and case reserves, changes in both of these amounts are incorporated in this method. This approach provides a larger volume of data to estimate ultimate losses than the paid loss development method. Thus, reported loss patterns may be less varied than paid loss patterns, especially for coverages that have historically been paid out over a long period of time but for which claims are reported relatively early and have case loss reserve estimates established. This method assumes that reserves have been established using consistent practices over the historical period that is reviewed. Changes in claims handling procedures, large claims or significant numbers of claims of an unusual nature may cause results to be too varied for accurate forecasting. Also, choosing an appropriate “tail factor” to determine the change in reported loss from that latest development period to the ultimate development period may require considerable judgment. As we have limited reported history, we have had to supplement our reported loss development patterns with appropriate benchmarks.
     Expected Loss Ratio Method. To estimate ultimate losses under the expected loss ratio method, we multiply earned premiums by an expected loss ratio. The expected loss ratio is selected utilizing industry data, historical company data and professional judgment. This method is particularly useful for new insurance companies or new lines of business where there are no historical losses or where past loss experience is not credible.
     Bornhuetter-Ferguson Paid Loss Method. The Bornhuetter-Ferguson paid loss method is a combination of the paid loss development method and the expected loss ratio method. The amount of losses yet to be paid is based upon the expected loss ratios and the expected percentage of losses unpaid. These expected loss ratios are modified to the extent paid losses to date differ from what would have been expected to have been paid based upon the selected paid loss development pattern. This method avoids some of the distortions that could result from a large development factor being applied to a small base of paid losses to calculate ultimate losses. This method will react slowly if actual loss ratios develop differently because of major changes in rate levels, retentions or deductibles, the forms and conditions of reinsurance coverage, the types of risks covered or a variety of other changes.
     B-F Method. The B-F method is similar to the Bornhuetter-Ferguson paid loss method with the exception that it uses reported losses and reported loss development factors.
     Since 2007, we adjusted our reliance on actuarial methods utilized for certain casualty lines of business and loss years within our U.S. insurance and international insurance segments from using a blend of the B-F method and the expected loss ratio method to using only the B-F method. Also since 2008, we began adjusting our reliance on actuarial methods utilized for certain other casualty lines of business and loss years within all of our operating segments including the reinsurance segment, by placing greater reliance on the B-F method than on the expected loss ratio method. Placing greater reliance on more responsive actuarial methods for certain casualty lines of business and loss years within each of our operating segments is a natural progression as we mature as a company and gain sufficient historical experience of our own that allows us to further refine our estimate of the reserve for losses and loss expenses. We believe utilizing only the B-F method for older loss years will more accurately reflect the reported loss activity we have had thus far in our ultimate loss ratio selections, and will better reflect how the ultimate losses will develop over time. We will continue to utilize the expected loss ratio method for the most recent loss years until we have sufficient historical experience to utilize other acceptable actuarial methodologies.
     We expect that the trend of placing greater reliance on more responsive actuarial methods, for example from the expected loss ratio method to the B-F method, to continue as both (1) our loss years mature and become more statistically reliable and (2) as we build databases of our internal loss development patterns. The expected loss ratio remains a key assumption as the Bornhuetter-Ferguson methods rely upon an expected loss ratio selection and a loss development pattern selection.
     The key assumptions used to arrive at our best estimate of loss reserves are the expected loss ratios, rate of loss cost inflation, selection of benchmarks and reported and paid loss emergence patterns. Our reporting factors and expected loss ratios are based on a blend of our own experience and industry benchmarks for longer tailed business and primarily our own experience for shorter tail business. The benchmarks selected were those that we believe are most similar to our underwriting business.
     Our expected loss ratios for shorter tail lines change from year to year. As our losses from shorter tail lines of business are reported relatively quickly, we select our expected loss ratios for the most recent years based upon our actual loss ratios for our older years adjusted for rate changes, inflation, cost of reinsurance and average storm activity. For the shorter tail lines, we initially used benchmarks for reported and paid loss emergence patterns. As we mature as a company, we have begun supplementing those benchmark patterns with our actual patterns as appropriate. For the longer tail lines, we continue to use benchmark patterns, although we update the benchmark patterns as additional information is published regarding the benchmark data.
     For shorter tail lines, the primary assumption that changed during both 2010 as compared to 2009 and 2009 as compared to 2008 was actual paid and reported loss emergence patterns were generally less severe than estimated for each year due to lower frequency and severity of reported losses. As a result of this change, we recognized net favorable prior year reserve development in both 2010 and 2009. We believe recognition of the reserve changes in the period they were recorded was appropriate since a pattern of reported losses had not emerged and the loss years were previously too immature to deviate from the expected loss ratio method in prior periods.
     The selection of the expected loss ratios for the longer tail lines is our most significant assumption. Due to the lengthy reporting pattern of longer tail lines, we supplement our own experience with industry benchmarks of expected loss ratios and reporting patterns in addition to our own experience. For our longer tail lines, the primary assumption that changed during both 2010 as compared to 2009 and 2009 as compared to 2008 was using the Bornhuetter-Ferguson loss development method for certain casualty lines of business and loss years as discussed above. This method calculated a lower projected loss ratio based on loss emergence patterns. As a result of the change in the expected loss ratio, we recognized net favorable prior year reserve development in 2010 and 2009. We believe that recognition of the reserve changes in the period they were recorded was appropriate since a pattern of reported losses had not emerged and the loss years were previously too immature to deviate from the expected loss ratio method in prior periods.

V. GLOSSARY

Accident year	The year in which the event occurred that triggers a claim to us. All years referred to are years ending December 31.

ALAE	Allocated loss adjustment expense, which is an estimate of the associated external expenses to be incurred in settling a claim. ALAE includes the costs of third party loss assessors and legal experts.

Assumed reinsurance	That portion of a risk that a reinsurer accepts from an insurer in return for a stated premium.

Attachment point	The loss point of which an insurance or reinsurance policy becomes operative and below which any losses are retained by either the insured or other insurers or reinsurers, as the case may be.

Case reserves	Loss reserves, established with respect to specific, individual reported claims.

Casualty lines	Insurance that is primarily concerned with losses due to injuries to persons and liability imposed on the insured for such injury or for damage to the property of others.

Cede, cedent or ceding company	When an insurer transfers some or all of its risk to a reinsurer, it “cedes” business and is referred to as the “ceding company” or “cedent.”

Claims-made policies	A liability policy covering all claims first advised during the term of the insurance policy, regardless of when the loss itself was sustained.

Deductible	The amount of exposure an insured retains on any one risk or group of risks. The term may apply to an insurance policy, where the insured is an individual or business, or a reinsurance contract, where the insured is an insurance company. See “Retention.”

D&O side A cover	Insurance that provides liability coverage to directors and officers for non-indemnified losses arising from their negligence or malfeasance. Coverage applies only if the directors and officers are not indemnified by their company for such loss. Such coverage is provided on both an excess basis (i.e., policy attaches after all underlying policy limits are exhausted) and on a “difference-in-conditions” basis (i.e., policy drops down and attaches at a lower attachment point due to the failure or inability of the underlying policy(ies) to pay the loss).

Earned premiums	That portion of premiums written that applies to the expired portion of the policy term. Earned premiums are recognized as revenues under both statutory accounting practice and accounting principles generally accepted in the United States of America.

Employment practices liability insurance	Insurance that primarily provides liability coverage to organizations and their employees for losses arising from acts of discrimination, harassment and retaliation against current and prospective employees of the organization.

Excess or Excess layer	Insurance to cover losses in one or more layers above a certain amount with losses below that amount usually covered by the insured’s primary policy and its self-insured retention.

Excess-of-loss reinsurance	Reinsurance that indemnifies the insured against all or a specified portion of losses over a specified amount or retention.

Facultative reinsurance	The reinsurance of all or a portion of the insurance provided by a single policy. Each policy reinsured is separately negotiated.

Fiduciary liability insurance	Insurance that primarily provides liability coverage to fiduciaries of employee benefit and welfare plans for losses arising from the breach of any fiduciary duty owed to plan beneficiaries.

Global loss triangles	A table of loss experience showing total losses for a certain period at regular valuation dates, reflecting the change in amounts as claims mature. Older periods in the table will have one more entry than the next youngest period, leading to the triangle shape of the data in the table.

Healthcare lines	Insurance coverage, often referred to as medical malpractice insurance, which addresses liability risks of doctors, surgeons, nurses, other healthcare professionals and the institutions (hospitals, clinics, etc.), in which they practice.

Incurred but not reported (“IBNR”) reserves	Reserves established by us for claims that have occurred but have not yet been reported to us as well as for changes in the values of claims that have been reported to us but are not yet settled.

LAE	The total of ALAE and ULAE.

Loss corridor	A mechanism contained in a reinsurance treaty that requires the cedent to be responsible for a certain amount of the ultimate net loss that is above the company’s designated retention and below the designated limit, and which would otherwise be reimbursed under the treaty. Loss corridors are employed to mitigate the volatility of reinsurance agreements.

Loss development	The difference between the original loss as initially reserved by an insurer or reinsurer and its subsequent evaluation at a later date or at the time of its closure. Loss development occurs because of inflation and time lags between the occurrence of claims and the time they are actually reported to an insurer or reinsurer. To account for these increases, a “loss development factor” or multiplier is usually applied to a claim or group of claims in an effort to more accurately project the ultimate amount that will be paid.

Losses and loss expense ratio	Derived by dividing net losses and loss expenses by net earned premiums.

Losses and loss expenses	“Losses” are an occurrence that is the basis for submission or payment of a claim. Losses may be covered, limited or excluded from coverage, depending on the terms of the insurance policy or other insurance or reinsurance contracts. “Loss expenses” are the expenses incurred by an insurance or reinsurance company in settling a loss.

Net limits	The amount that an insurer or reinsurer will insure or reinsure for a specified risk, a portfolio of risks or on a single insured entity, less any applicable reinsurance purchased by such insurer or reinsurer. The term also refers to the maximum amount of benefit payable for a given claim or occurrence.

Occurrence policies	A liability policy covering all claims arising from an event that takes place during the policy period, regardless of when the claim is reported to us.

Occurrence-reported policies	A liability policy covering all claims arising from an event that takes place after a date specified in the policy and the claims must be reported to the insurer during the policy period.

Paid losses	Claim amounts paid to insureds or ceding companies.

Primary insurance	Insurance that absorbs the losses immediately above the insured’s retention layer. A primary insurer will pay up to a certain dollar amount of losses over the insured’s retention, at which point a higher layer excess insurer will be liable for additional losses. The coverage terms of a primary insurance layer typically assume an element of regular loss frequency.

Professional liability	Insurance that provides liability coverage to directors and officers, attorneys, doctors, accountants and other professionals who offer services to the general public and claim expertise in a particular area greater than the ordinary layperson for their negligence or malfeasance.

Quota share reinsurance	A proportional reinsurance treaty in which the ceding company cedes an agreed-on percentage of every risk it insures that falls within a class or classes of business subject to the treaty.

Reinsurance	The practice whereby one insurer, called the reinsurer, in consideration of a premium paid to that reinsurer, agrees to indemnify another insurer, called the ceding company, for part or all of the liability of the ceding company under one or more policies or contracts of insurance that it has issued.

Report year	The year in which a claim is reported to us. All years referred to are years ending December 31.

Reserves	Liabilities established by insurers and reinsurers to reflect the estimated cost of claims incurred that the insurer or reinsurer will ultimately be required to pay. Reserves are established for losses and for loss expenses, and consist of case reserves and IBNR reserves. As the term is used in this report, “reserves” are meant to include reserves for both losses and for loss expenses.

Retention	The amount of exposure an insured retains on any one risk or group of risks. The term may apply to an insurance policy, where the insured is an individual or business, or a reinsurance contract, where the insured is an insurance company. See “Deductible.”

Surplus treaty reinsurance	Reinsurance contracts under which the ceding company agrees to cede and the reinsurer agrees to assume part of every risk that exceeds the ceding company’s predetermined retention limit. The reinsurer shares in premiums and losses in the same proportion as it shares in the total policy limits of the risk.

Swing-rated premium	Earned premiums from a “swing-rated” reinsurance contract, which is a contract that links the ultimate amount of ceded premium to the ultimate loss ratio on the reinsured business. This type of reinsurance contract enables the cedent to retain a greater portion of premium if the ultimate loss ratio develops at a level below the initial loss threshold set by the reinsurers, but requires a higher amount of ceded premium if the ultimate loss ratio develops above the initial threshold.

Treaties	Reinsurance contracts under which the ceding company agrees to cede and the reinsurer agrees to assume risks of a particular class or classes of business.

Treaty year	The year in which the contract incepts. Exposure from contracts incepting during the current treaty year will potentially affect both the current accident year as well future accident years.

ULAE	Means unallocated loss adjustment expenses, which are an assessment of the internal expenses required to settle claims.

Ultimate loss	Total of all expected settlement amounts, whether paid or reserved together with any associated loss adjustment expenses, and is the estimated total amount of loss at the measurement date. For purposes of this report, “ultimate loss” is the sum of paid losses, case reserves and IBNR.